Exhibit 4.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of July 15, 2019 by and among:

(1)    Chaohui Chen (陈朝晖), whose *** identification number is *****;

(2)    Zhiping Peng (彭智平), whose *** identification number is ***** ((1) and (2) collectively, the “Founders”);

(3)    Wen Gao (高文), whose *** identification number is *****;

(4)    Zhu Tan (谭竹), whose *** identification number is *****;

(5)    Zhigang Du (杜志刚), whose *** identification number is *****;

(6)    Zhongqi Kuang (况忠琪), whose *** identification number is *****;

(7)    Shubao Pei (裴书宝), whose *** identification number is *****;

(8)    Xuesong Ren (任雪松), whose *** passport number is *****;

(9)    Yimeng Shi (石义猛), whose *** passport number is ***** ((1) through (9) collectively, the “Holders”); and

(10)    UCLOUDLINK GROUP INC., a Cayman Islands company (the “Company,” and, together with the Holders, the “Parties”).

WHEREAS,

Reference is made to the ordinary shares and other equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the Company, any options, warrants or other rights to acquire equity securities of the Company, and any American Depository Shares, depository receipts or similar instruments issued in respect of the equity securities of the Company (the “Shares”).

Any and all Shares beneficially owned by the Holders and/or their respective Affiliates as of the date of this Agreement, and any and all additional Shares acquired by the Holders and/or their respective Affiliates from time to time after the date hereof through any and all means, including, without limitation, through any share split, share dividend, recapitalization, reorganization, or the like, are collectively referred to as the “Subject Shares.”

“Affiliate” in this Agreement means in respect of a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

THEREFORE,

In consideration of the representations, warranties, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Group Voting Result. In the event that there is any vote or meeting of the shareholders of the Company (the “Shareholders”) or proposed action by written consent by the Shareholders (the “Proposed Shareholders Actions”), (a) the Holders shall cast, and cause to be cast, all the votes that they are and will be entitled to in connection with their respective Subject Shares on the matter(s) proposed to be decided through the Proposed Shareholders Actions, and determine the Group Voting Result among themselves in advance of the Proposed Shareholders Action, and the Group Voting Result shall be the decision which votes representing more than 50% of the aggregate voting power that all the Holders are and will be entitled to in connection with their Subject Shares are cast in favor of; and (b) if the result of voting in accordance with the foregoing clause (a) shows that the Founders differ in their opinions and there is a tie between the votes in favor of either Founder’s opinion, the Holders shall cast, and cause to be cast, all the votes that they are and will be entitled to in connection with their respective Subject Shares again, the Group Voting Result shall be the decision of which more than 60% of the number of Holders vote in favor.

2.    Voting at Proposed Shareholders Actions. The Group Voting Result shall be binding on all the Holders, and the Holders shall and shall cause their respective Affiliates to act in concert as follows: (i) to exercise any and all of the rights to vote, consent or waive that such Holder is and will be entitled to in connection with all of its Subject Shares in any Proposed Shareholders Actions, in accordance with the provisions of applicable laws, the memorandum and articles of association of the Company and any and all agreements among the Shareholders, if any, and (ii) to acknowledge, make, execute and deliver all resolutions, consents, notices, instructions and other writings and to do such things and to take such actions in each case to the extent necessary to exercise any and all of the rights to vote, consent or waive of such Holder pursuant to clause (i) above, following and in strict compliance with the Group Voting Result.

3.    New Holder. Any employee of the Company who together with his/her Affiliates beneficially owns over 0.1% of the total issued and outstanding ordinary shares of the Company on as-converted basis and whose beneficial ownership of the Shares rank top 30 among the employees of the Company, may become a Holder, upon the nomination of either of the Founders and with consent of more than 60% of the number of Holders, and by way of executing and delivering a deed of adherence in the form attached hereto as Annex A, and thereby, without any further action by any Holder, become a party to and be deemed as a “Holder”, and a “Party” under this Agreement.

4.    Transfers. If any of the Holders or their respective Affiliates Transfers any Shares, as a prerequisite such Holder shall, and shall cause its Affiliates to, ensure that the transferee executes and delivers a deed of adherence in the form attached hereto as Annex A and is bound by the provisions of this Agreement, and the transferee upon receiving the Transfer of the Shares shall be deemed as having agreed to the provisions of this Agreement and having agreed to be bound by the provisions of this Agreement and shall execute and deliver a deed of adherence in the form attached hereto as Annex A. “Transfer” for the purposes of this Paragraph 4 shall be deemed to have occurred if any Holder (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of, or create any security or trust over the Shares or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of, or creation of any security or trust over the Shares or any interest therein, except in either (i) or (ii), in the initial public offering of the Company or in open market transactions after the Company’s initial public offering.

5.    Executive Secretary. The Parties agree that one Holder shall be the executive secretary (the “Executive Secretary”) in charge of the administrative matters in connection with the implementation of this Agreement, and the Executive Secretary shall initially be Yimeng Shi (石义猛). The Holders shall appoint and replace the Executive Secretary through the following procedure: (i) Either of the Founders may nominate a Holder to be the Executive Secretary, (ii) the two Founders shall jointly appoint the nominated Holder to be the Executive Secretary, and (iii) if the Founders cannot form joint opinion, more than 60% of the number of Holders shall decide and appoint the Executive Secretary.

6.    Voting Proxy. Simultaneously with the execution of this Agreement, each of the Holders other than the Founders shall execute the Irrevocable Voting Proxy in the form attached hereto as Annex B. The Parties hereby irrevocably agree that if any of such Holders, together with its Affiliates, beneficially owns less than 0.1% of the total issued and outstanding ordinary shares of the Company on as-converted basis, the Executive Secretary shall notify such Holder and date the Irrevocable Voting Proxy executed by such Holder the first date on which such event occurs and the Irrevocable Voting Proxy shall become effective and in force on and from such date.

7.    No Circumvention. The Holders shall not commit or agree to take any action inconsistent with any provision of this Agreement. The Holders shall not and shall cause their respective Affiliates not to deposit (or permit the deposit of) any of the Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Holders under this Agreement.

8.    Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties agrees to use their best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.

9.    Termination. This Agreement shall terminate (i) with respect to all Parties, upon mutual consent of the Parties or (ii) with respect to any Holder, upon the time it and its Affiliates beneficially own less than 0.1% of the total issued and outstanding ordinary shares of the Company on as-converted basis, except for the Executive Secretary. If this Agreement (or parts hereof) terminates, the Parties shall be released from their obligations under this Agreement (or parts hereof), except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (or parts hereof). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

10.    Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of each of the Holders of over 60% of the aggregate voting power that all the Holders are and will be entitled to in connection with their Subject Shares.

11.    Specific Performance. The Parties agree and understand that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each of the Parties hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

12.    Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

13.    Dispute Resolution.

i.    Each of the Parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

ii.    The arbitration shall be conducted in English or Mandarin Chinese. The arbitration tribunal shall apply the arbitration rules of the Centre in effect at the time of the arbitration.

iii.    The arbitrator shall decide any dispute submitted by any of the Parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

iv.    The Parties acknowledge and agree that, in addition to contract damages, the arbitrator may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

v.    Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

vi.    The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction.

vii.    The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees.

viii.    When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

ix.    The Parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary, equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

x.    The validity, construction and interpretation of this dispute resolution clause shall be governed by the laws of Hong Kong.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTIES:

/s/ Chaohui Chen
Chaohui Chen (陈朝晖)

/s/ Zhiping Peng
Zhiping Peng (彭智平)

/s/ Wen Gao
Wen Gao (高文)

/s/ Zhu Tan
Zhu Tan (谭竹)

/s/ Zhigang Du
Zhigang Du (杜志刚)

/s/ Zhongqi Kuang
Zhongqi Kuang (况忠琪)

/s/ Shubao Pei
Shubao Pei (裴书宝)

/s/ Xuesong Ren
Xuesong Ren (任雪松)

/s/ Yimeng Shi
Yimeng Shi (石义猛)

UCLOUDLINK GROUP INC.

By:	/s/ Chaohui Chen
Name: Chaohui Chen
Title: Director and Chief Executive Officer

Annex A

DEED OF ADHERENCE

The undersigned is executing and delivering this Deed of Adherence dated                     , 20    , pursuant to the Voting Agreement dated as of July 15, 2019 (the “Voting Agreement”), by and among Chaohui Chen (陈朝晖), Zhiping Peng (彭智平), uCloudlink Group Inc., an exempted company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein.

Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Voting Agreement.

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Deed of Adherence, it shall be deemed to be a party to the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a “Holder” and a “Party” thereunder as if it had executed the Voting Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement.

The address for notice of the undersigned shall be as follows:

Address:

Tel:

Fax:

Email:

Attention:

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED by	)
By	)
in the presence of:	)

Name:
[Name of witness]

Address:

Annex B

IRREVOCABLE VOTING PROXY

                    , 20

Reference is made to the shares of uCloudlink Group Inc., a Cayman Islands company (the “Company”). Any and all the shares of the Company beneficially owned by the undersigned as of the date of this irrevocable voting proxy (this “Proxy”), and any and all additional shares of the Company acquired by the undersigned and/or its affiliates from time to time after the date hereof through any and all means, including, without limitation, by exercising or upon vesting of any share-incentive awards granted under the Company’s share incentive plan, are collectively referred to as the “Subject Shares.”

Subject to the terms and conditions hereof, the undersigned hereby irrevocably makes, constitutes and appoints [Mr. Chaohui Chen (陈朝晖), with              ID number:                         ) / Mr. Zhiping Peng (彭智平), with              ID number:                     )], a true and lawful attorney-in-fact of the undersigned (an “Attorney”), with full power and authority, in the name and on the behalf of the undersigned to:

1.

according to the provisions of applicable laws, the memorandum and articles of association of the Company and any and all agreements among the shareholders of the Company (the “Shareholders”), if any, to exercise any and all of the rights to vote, consent or waive that the undersigned is and will be entitled to in connection with all of the Subject Shares in any vote or meeting of the Shareholders or proposed action by written consent by the Shareholders; and

2.

to acknowledge, make, execute and deliver all resolutions, consents, notices, instructions and other writings and to do such things and to take such actions in each case to the extent the applicable Attorney considers necessary or appropriate to exercise any and all of the rights to vote, consent or waive of the undersigned pursuant to clause (1) above, as fully as could the undersigned if personally present and acting.

The Attorney shall have full power to make and substitute any person in the place and instead of such Attorney, and the undersigned hereby ratifies, confirms and approves all actions that each Attorney or substitute shall take by virtue of the above authorization and arrangements. All actions hereunder may be taken by the Attorney or his substitute.

All conducts of the Attorney or his substitutes in connection with the Subject Shares should be deemed as the undersigned’s personal conducts, all the documents signed by the Attorney or his/her/its substitutes should be deemed as signed by the undersigned. The undersigned will accept all the conducts above.

This above authorization from the undersigned to the Attorneys is coupled with an interest and is irrevocable and continuously effective.

If any provision contained in this Proxy shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provisions contained in this Proxy.

This Proxy shall in all respects be governed by, and construed in accordance with, the laws of Hong Kong (without regard to its conflict of law rules).

[Signature page to follow]

IN WITNESS WHEREOF this Proxy has been duly executed as a deed on the date first above written.

SIGNED, SEALED AND DELIVERED	)
as a deed in the name of	)
)
in the presence of:	)

Name:
Title